Exhibit 99.1

Tempest and Millendo Announce Stockholder Approval of Merger

•	Tempest to Trade on Nasdaq Public Markets Under Ticker “TPST”

South San Francisco, CA, and Ann Arbor, Mich. June 22, 2021 –Tempest Therapeutics, Inc. (“Tempest”), a clinical-stage oncology company developing potentially first-in-class therapeutics that combine both targeted and immune-mediated mechanisms, and Millendo Therapeutics, Inc. (Nasdaq: MLND) (“Millendo”), announced today the results for the proposals voted upon by Millendo stockholders at a Special Meeting on June 22, 2021. The stockholders voted in favor of all proposals at the Special Meeting, including to approve the proposed merger between the companies.

The closing of the merger is anticipated to take place on or around Friday, June 25, 2021. Following the closing of the merger, the combined company will be renamed Tempest Therapeutics and shares will begin trading with the open of the market on Monday, June 28, 2021 under the ticker “TPST.”

About Millendo Therapeutics, Inc.

Millendo Therapeutics is a biopharmaceutical company previously primarily focused on developing novel treatments for endocrine diseases where current therapies do not exist or are insufficient. Millendo seeks to create distinct and transformative treatments where there is a significant unmet medical need. For more information, please visit www.millendo.com.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage oncology company advancing small molecules that combine both targeted and immune-mediated mechanisms with the potential to treat a wide range of tumors. The company’s two novel clinical programs are TPST-1495 and TPST-1120, antagonists of EP2/EP4 and PPARα, respectively. Both TPST-1495 and TPST-1120 are advancing through Phase 1 studies designed to study both agents as monotherapies and in combination with other approved agents. Tempest is also developing an orally-available inhibitor of TREX-1 designed to control activation of the cGAS/STING pathway, an innate immune response pathway involved in the development of anti-tumor immunity. Tempest is headquartered in South San Francisco and supported by notable healthcare investors. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Non-solicitation

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Millendo, Tempest, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Millendo, as well as assumptions made by, and information currently available to, management of Millendo. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to complete the financing in a timely manner or at all; uncertainties as to the timing of the consummation of the transaction and the ability of each of Millendo and Tempest to consummate the transaction, including the PIPE financing; risks related to Millendo’s continued listing on the Nasdaq Stock Market until closing of the proposed transaction; risks related to Millendo’s and Tempest’s ability to correctly estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of Millendo or Tempest to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction;

and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Millendo’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Millendo can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Millendo undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Millendo Investor Contact:

Lou Arcudi

617-909-0333

arcudi@millendo.com

Millendo Media Contact:

Julie Bane

MacDougall

617-821-1089

jbane@macbiocom.com

Tempest Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Alex Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

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